Exhibit 99.1

News Release

EARTHSTONE ENERGY REPORTS CHANGES TO COMPANY OFFICERS

DENVER, COLORADO – Wednesday, March 23, 2011 - EARTHSTONE ENERGY, INC. (NASDAQ:ESTE) reported that Joseph Young has resigned as the Company’s Principal Accounting Officer.  Mr. Young cited business and personal reasons for his decision.

“For nearly three years Mr. Young has been a valued member of our team,” commented Ray Singleton, President of Earthstone.  “As one of our highly regarded contributors, his personal dedication was instrumental in bringing us through SOX compliance, the transition to our new auditors and upgrading our accounting system.  His dedication, thoroughness in financial reporting and his daily contribution to the Company will be sorely missed.”

Singleton further stated, “Going forward, Earthstone is finalizing our financial and reporting strategy to meet our future accounting needs.  The Company expects to announce the appointment of an interim Principal Accounting Officer in the near future.”

ABOUT EARTHSTONE ENERGY:

Earthstone Energy, Inc. is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Earthstone is currently traded on NASDAQ Capital Markets under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com

* * *

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding the selection of a interim Principal Accounting Office.  Factors that could cause actual results to differ materially include availability of personnel, contract terms, compensation in addition to economic and political events affecting supply and demand for oil and gas and government regulations.  These and other factors may be discussed in more detail in Earthstone’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed for March 31, 2010. The Company disclaims any obligation to update forward-looking statements.